Exhibit 99.1 Form of Proxy

DELTA NATIONAL BANCORP
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) _________________, ________________ and ________________, and each of them, as proxy for the undersigned (the “Proxy Holders”), with full power of substitution and revocation, to represent and to vote, as designated below, all shares of the Common Stock and the 5.5% Non-Cumulative Perpetual Preferred Stock of Delta National Bancorp (the “Company”) that the undersigned would be entitled to vote, if personally present at the Annual Meeting of Shareholders of the Company to be held on [*] at [*] (local time), upon the following items as set forth in the Notice of Annual Meeting of Shareholders and according to their discretion upon all other matters that may be properly presented for action at the Annual Meeting or at any adjournment thereof.  The undersigned may revoke this proxy at any time prior to its exercise.

The board of directors of the Company recommends a vote “FOR” each of the nominees for election to the board of directors listed below and “FOR” each of the other proposals listed below.

1.	Approval of Merger Agreement and Merger. To approve the Agreement and Plan of Merger under which the Company will merge with and into Farmers & Merchants Bancorp.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Election of Directors. To elect the following 5 nominees to serve as directors, each to hold office until consummation of the merger with Farmers & Merchants Bancorp or until the 2017 Annual Meeting of Shareholders and until his or her successor has been duly elected and qualified:

William B. Barringer	Valerie Rossi
Theodore Poulos	Warren E. Wegge
Toinette Rossi

If any shareholder gives proper notice at the Annual Meeting of his or her intention to cumulate votes in the election of directors, the Proxy Holders will have the full discretion and authority to vote cumulatively and to allocate votes among any or all of the nominees for election in such order as they may determine unless the shareholder has otherwise indicated by marking one of the boxes below.

☐ FOR ALL NOMINEES	☐ WITHHOLD FROM ALL NOMINEES

(Instruction:  To withhold authority to vote for any individual nominee, vote “FOR ALL NOMINEES” and strike a line through the name of the nominee(s) listed above.)

(Continued on other side)

(Continued from other side)

3.	Ratification of Auditors. To ratify the appointment of Richardson & Company as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Adjournment. To approve the adjournment or postponement of the Annual Meeting, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	Transaction of Other Business. To transact such other business as may properly come before the Annual Meeting or any adjournments of the Annual Meeting.

This proxy, when properly executed and returned to the Company, will be voted in the manner directed.  In the event that no such direction is given hereon and this proxy is not subsequently revoked or superseded, the Proxy Holders named above intend to vote “FOR” the election of each of the nominees for election to the board of directors listed above and “FOR” each of the other proposals listed above.

Please sign exactly as your name(s) appear(s).  When signing as attorney, executor, trustee, or other representative capacity, please give your full title.  If more than one shareholder, all should sign.

Dated: _____________, 2016
	(Signature)	[Shareholder label showing names and number of shares]

(Signature)

I/We do ☐	do not ☐ expect to attend the Annual Meeting.

To assure a quorum, you are urged to date, complete, and sign this proxy and mail it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States.